UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2005

United Defense Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16821 (Commission File Number)	52-2059782 (IRS Employer Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia	22209

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 312-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On March 6, 2005, United Defense Industries, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with BAE Systems North America Inc. (“BAE”) and BAE’s wholly owned subsidiary, Ute Acquisition Company Inc. If the Merger Agreement is approved by the Company’s stockholders and if the other conditions in the Merger Agreement are met, BAE’s wholly owned subsidiary will merge into the Company, with the Company surviving, and each share of Company common stock will be converted into the right to receive $75.00 in cash.

     Consummation of the Merger is subject to customary conditions, including the adoption of the Merger Agreement by the required vote of the Company’s stockholders and the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Merger Agreement includes customary representations, warranties and covenants by the Company, including covenants (i) to cause a stockholders’ meeting to be called and held as promptly as practicable to vote on the adoption of the Merger Agreement, (ii) to cease immediately any discussions and negotiations with respect to an alternate acquisition proposal, (iii) not to solicit any alternate acquisition proposal and, with certain exceptions, not to enter into discussions concerning or furnish information in connection with any alternate acquisition proposal, and (iv) subject to certain exceptions, for the Company’s board of directors not to withdraw or modify its recommendation that the stockholders vote to adopt the Merger Agreement. The Merger Agreement contains certain termination rights for both the Company and BAE and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay BAE a termination fee of $119.2 million.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as exhibit 2.1.

      The Company is currently working with BAE on a development program for a ground vehicle self-defense system for the U.S. Army, and has also licensed certain vehicle electric drive technology to BAE.

Section 8 – Other Events

     Item 8.01 Other Events

     On March 7, 2005, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached as exhibit 99.1.

Section 9 – Financial Statements and Exhibits

     Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2005, among United Defense Industries, Inc., BAE North America Systems Inc. and Ute Acquisition Company Inc.

99.1	Press Release dated March 7, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.

Date: March 7, 2005	By:	/s/ David V. Kolovat

Name: David V. Kolovat
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2005, among United Defense Industries, Inc., BAE North America Systems Inc. and Ute Acquisition Company Inc.

99.1	Press Release dated March 7, 2005

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